Exhibit 99.1

April, May 2013 Deutsche Bank Non-Deal Road Show Presentation

Forward-Looking Statements This presentation contains statements that relate to the projected or modeled performance or condition of Zions Bancorporation and elements of or affecting such performance or condition, including statements with respect to forecasts, opportunities, models, illustrations, scenarios, beliefs, plans, objectives, goals, guidance, expectations, anticipations or estimates, and similar matters. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual facts, determinations, results or achievements may differ materially from the statements provided in this presentation since such statements involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions; economic, market and business conditions, either nationally, internationally, or locally in areas in which Zions Bancorporation conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins; changes in debt, equity and securities markets; adverse legislation or regulatory changes; and other factors described in Zions Bancorporation’s most recent annual and quarterly reports. In addition, the statements contained in this presentation are based on facts and circumstances as understood by management of the company on the date of this presentation, which may change in the future. Except as required by law, Zions Bancorporation disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings. This presentation shall not constitute an offer to sell or a solicitation to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. *

Overview Capital Capital Adequacy Allowance For Credit Losses Improvements to Profitability From Expected Capital Actions Profitability Net Interest Income Drivers Volume Rate/Spread Cash/MBS Exposure Asset Sensitivity Fee Income and Non-interest Expense Financial Outlook Appendix CDOs Capital Composition Agenda

Zions Bancorporation Overview

- **Multi-bank holding company in the Western United States**
- **Assets: ~$54 billion Loans: ~$38 billion**
- **Market cap: ~$4.5 billion**
- **Exchange: NASDAQ Ticker: ZION**
- **Major stock indices:**
  - S&P 500
  - NASDAQ Financial 100
- **Rating Agency Ratings**

	S&P	Moody's	Fitch	DBRS	Kroll
Senior Debt	**BBB-**	**Ba1**	**BBB-**	**BBB (low)**	**BBB**
Subordinated Debt	**BB+**	**Ba2**	**BB+**	**BB (high)**	**BBB-**
Preferred Stock	**BB**	**B1**	**B**	**B (low)**	**BB**

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ZIONS BANCORPORATION

A Collection of Great Banks More than 70% of Assets in Utah / Texas / Coastal California * Subsidiary information as of 4Q12 Superior lending capacity relative to community banks Superior local customer access to bank decision makers relative to big nationals Thirteen 2012 Greenwich Excellence Awards in Small Business and Middle Market Banking Including: Excellence: Overall Satisfaction Excellence: Likelihood to Recommend Excellence: Treasury Management Excellence: Financial Stability

Job Creation: Jobs grew in Zions' footprint by 11.4% during the last 10 years, a full 8 percentage points better than U.S. nonfarm payroll growth GDP Growth: GDP growth in our footprint exceeded nominal U.S. GDP by an average of 1.1 percentage points per year (compounded) over the last ten years Stronger Economic Growth than Overall U.S. * Source: SNL, Bureau of Economic Analysis and Zions’ calculations

Balance Sheet Mix Strengths include a high mix of loans and DDA funding * Source: Company documents as of 1Q13

Data for peers and all U.S. commercial banks as of 4Q12 *Includes farm, home equity, consumer, and other loans Loan Portfolio as of 1Q13 Commercial and CRE Loans: 78% Retail & Other Loans: 22% * Strong Focus on Business Banking – Loan Mix

Liquidity Profile: Superior Funding Mix Zions ranks among the best of its peers for its noninterest bearing deposit concentration Improved Funding Composition Source: SNL and company documents. ZION as of 1Q13; peers as of 4Q12 Off balance sheet liabilities refers to Lockhart Funding, a QSPE that is now dissolved *

Credit Portfolio Risk has been Reduced and Credit Management has been Significantly Enhanced (In millions) * (In millions)

Credit Quality is Improving and Losses are Better Than Peers For Zions, Net Charge-offs Have Returned to Pre-Crisis Levels 1. Nonperforming ratio does not include accrual TDRs. Source: Company Documents & SNL Financial Net charge-off ratios annualized. * (In millions) (In millions)

* Credit Quality Continues to Improve Source: Company documents

Consistently Profitable and Improving Earnings Quality High Cost Capital at Parent is the Primary Difference vs. Healthy Profitability at Subsidiaries * Source: Company documents (In millions) (In millions)

Overview Capital Capital Adequacy Allowance For Credit Losses Improvements to Profitability From Expected Capital Actions Profitability Net Interest Income Drivers Volume Rate/Spread Cash/MBS Exposure Asset Sensitivity Fee Income and Non-interest Expense Financial Outlook Appendix CDOs Capital Composition Agenda

Capital Levels are Strong Relative to Peers Source: SNL and Company documents. Zion data as of 1Q13; peer and U.S. data as of 4Q12. Loss absorbing capital defined to include tangible common equity, Basel III-qualifying non-common Tier 1 equity, and the allowance for credit losses *

Source: SNL and Company documents. ZION as of 1Q13; peers as of 4Q12 CYN excluded from Reserve/NCO ratio due to a net recovery for 4Q12 Annualized charge-off ratio. Reserves include loan loss reserve plus reserve for unfunded lending commitments. * Loan Loss Coverage is also Strong Comparatively

Capital & Funding Actions * 2012 Capital Actions Redeemed $1.4 billion TARP preferred equity Repaid $255 million of TLGP debt Upstreamed more than $800 million of capital from subsidiaries and issued new senior debt to maintain liquidity ratios Redeemed 11.0% Series E preferred shares Issued $144 million of Series F preferred stock at 7.9% 2013 Capital Actions Issued $172 million of Series G preferred stock Initial dividend rate during the Fixed Rate Period (ends March 2023) is 6.3% Possible Capital and Financing Considerations for 2013 Redeem Series B trust preferred – ANNOUNCED April 2, 2013 Call Series C preferred Possible tenders for expensive debt Additional replacement issuances for both debt and preferred stock throughout 2013

Callable Capital and Debt Maturity Profile * Currently Callable Total Maturing & Callable Capital & Financing 2013-2015: Preferred Stock: $798M Trust Preferred Stock: $294M Subordinated Debt: $593M Senior Debt: $500M Total: $2.2 billion (In millions)

Restructuring Capital Profile: Significant Potential Earnings Improvement Assumes no change to revenue and noninterest expense * Not updated for Basel III Notice of Proposed Rulemaking Key assumptions for medium-term target capital stack: preferred stock dividend: 6.5% (after tax); subordinated debt interest rate: 5.5% (pre-tax); senior debt interest rate: 4.5% (pre-tax). Rates are based upon current market conditions and do not reflect possible changes to ratings or other macro events. $2,500 $0

Overview Capital Capital Adequacy Allowance For Credit Losses Improvements to Profitability From Expected Capital Actions Profitability Net Interest Income Drivers Volume Rate/Spread Floors Cash/MBS Exposure Asset Sensitivity Fee Income and Non-interest Expense Financial Outlook Appendix Credit Quality Loans CDOs Agenda

Summary View of Profitability Further improvement expected in 2013 from capital actions * (In millions) ROAA and reserve release adjusted ROAA based on net income available to common. Source: SNL and Company documents.

Loans: Loan Growth and Pricing Trends Favorable Trend in Commitments * Cost of Interest Bearing Deposits Spread on Production New Business Source: Company documents as of 1Q13. Spreads are calculated using matched-maturity funds at transfer pricing rate The above chart shows only new business to the company. It does not show most renewals nor does it show draws on existing lines of credit. Although the spread on new loans widened somewhat during the last six months, the nominal coupon on total production, including renewals and draws, has declined. Additionally, the duration on Zions’ production has shortened moderately compared to mid-2012, which also contributes to a decline in the nominal coupon.

Source: SNL and Company documents. ZION as of 1Q13; peers as of 4Q12. ZION with peer median securities NIM & RANIM is calculated assuming Zions had a median 22% securities as a percentage of earning assets, with a median yield of 2.6%. Risk adjusted NIM calculated as net interest income less net charge-offs divided by average earning assets. Synovus excluded due to large NCOs in 4Q attributable to asset sales. * Net Interest Margin Remains Strong Relative to Peers Despite Zions’ Large Cash Balance & Short Duration of Loan Portfolio

Securities & Cash Portfolio ZION has the Smallest Securities (and MBS) Portfolio vs. its Peers; Securities Duration is ~1.7 years Chart data as of 4Q12; duration data as of February 2013 MBS securities include resi mortgage pass-through investments that are not guaranteed by the U.S. Government Estimated option-adjusted duration of loan portfolio ~ 1.3 years Estimated option-adjusted duration of cash portfolio ~ 0.1 years Estimated option-adjusted duration of securities portfolio ~ 1.7 years *

Balance Sheet Remains Significantly Asset Sensitive * Zions estimates net interest sensitive income would increase between an estimated 11.9% and 13.8% if interest rates were to rise 200 bps* in the first year. Rate sensitive income includes the expected impact on fee income due to interest rates changes (e.g. earnings credit rates) Assumes a 47% ($8.5 billion) attrition of noninterest bearing balances and a 20% ($1.9 billion) attrition of savings and NOW balances, with such funding replaced by funds at projected market rates. 12-month simulated impact using a static balance sheet and a parallel shift in the yield curve, and is based on regression analysis comparing deposit repricing changes against similar duration benchmark indices (e.g. Libor, U.S. Treasuries); it also includes management input across all major geographies in which Zions does business, intended to adjust for local market conditions. “Slow Response” refers to an assumption that market rates on deposits will adjust at a moderate rate (i.e. supply of deposits exceeds demand for loans); data as of 4Q12

Overview Capital Capital Adequacy Allowance For Credit Losses Improvements to Profitability From Expected Capital Actions Profitability Net Interest Income Drivers Volume Rate/Spread Cash/MBS Exposure Asset Sensitivity Fee Income and Non-interest Expense Financial Outlook Appendix CDOs Capital Composition Agenda

Topic Outlook Comment Loan Balances Stable to Moderately Higher Core Net Interest Income Stabilizing Moderate loan growth likely to largely offset asset yield pressure. Some increase in loan pricing pressure from competitors noted in March Provision for Loan Losses Remain Low/ Negative Core Noninterest Income1 Stable to Moderately Higher Noninterest Expense Stable - Moderately higher operating expenses offset by reduced credit-related NIE Preferred Dividends Mixed Rising moderately in the near term; expected to decline if Series C shares are called in 3Q13 Net Income Available to Common Increasing Excluding expenses related to extinguishment of capital instruments and near-term increase in preferred dividend. One-Year Outlook Summary Vs. 1Q13 Results * Excludes gains / losses on securities (including OTTI) and other select items that are considered unlikely to recur on a consistent basis.

Zions’ Investment Thesis: Zions issued expensive capital and debt in 2009 and 2010 during the global financial crisis. This capital and debt is callable or refinancable within the next 1 to 2 ½ years, at much lower current costs. Zions’ credit quality continues to improve; strong reserves relative to peers and industry. Zions’ balance sheet is “asset sensitive,” that is, operating earnings would be expected to increase if interest rates increase, and/or if loan growth increases. *

If the economy maintains sluggish improvement (and the Fed keeps interest rates low and flat): Significant improvement from restructuring and lowering costs of non-common capital and debt financing If interest rates rise and yield curve steepens: Less impact from financial re-engineering, but significant earnings upside from “asset sensitive” position If rates remain low/flat during the next two years, and then rise: Improvement potential from both capital and debt refinancing and higher income from asset sensitive position Longer term: Superior potential growth from geographic focus on Western U.S. and differentiated, multi-bank, commercially-oriented business model * Zions’ Investment Thesis:

Overview Capital Capital Adequacy Allowance For Credit Losses Improvements to Profitability From Expected Capital Actions Profitability Net Interest Income Drivers Volume Rate/Spread Cash/MBS Exposure Asset Sensitivity Fee Income and Non-interest Expense Financial Outlook Appendix CDOs Capital Composition Agenda

(In billions) Weighted Average LTV = 57.7% Left - Sample data: As of 12/31/12; non-FDIC supported term loans > $500k balance; 76% of term loan dollars outstanding Right - As of 3/31/13; LTV’s were adjusted using PPR’s market level/property type value trend indices * Term CRE Metrics are Solid Percentage of loans within each bucket that are nonaccrual

Bank CDOs: Fundamental Trends are Improving Failures and Deferrals Have Declined Sharply * As of 03-31-2013 (1) Last 12 months. Prior to 3Q09, averages were predominately large banks, significantly skewing the data. New Bank Deferrals in Zions’ CDOs are Trending Downward (Aggregate Underlying Collateral) (In millions) (In millions)

Bank CDOs: Fundamental Trends are Improving Deferring Bank Re-performance has Increased * As of 3-31-2013 * (In millions) Net of $216 million of re-deferrals from 7 banks Total underlying collateral supporting Zions’ bank CDOs: $16.8 billion Peak dollar value of deferring collateral: $3.5 billion (2Q11) Current deferring collateral: $2.1 billion

Bank CDOs: What To Expect Should the Environment Continue to Improve A Net Positive Impact to Tangible Common Equity per Share Prepayments Increase... As banks become more healthy and as Trust Preferred is considered to be a weaker form of capital, the more healthy banks are prepaying principal and interest Zions reviews evidence of prepayments as the basis for a change in the constant prepayment rate (CPR) assumption in the CDO valuation model, which assumption applies to future periods … Which May Trigger OTTI Due to Reduced Cash Flow to Junior Tranches Zions currently assumes a 10% CPR for small banks (<$15 billion in assets) for the 2013-2015 period, followed by a 3% CPR from 2016 through the maturity of the CDO. Cash flows from the underlying collateral is generally diverted to the senior tranches first. If the combined CPR speed assumptions are increased based upon market conditions, the reduction in underlying collateral in the CDO results in reduced overall cash flow to cover principal and interest payments to the junior tranches As a result, OTTI is taken on these junior tranches …Which Triggers Favorable AOCI , Gains on Previously Written-Down Securities Any OTTI taken on available-for-sale securities improves AOCI1 Additionally, because of the shorter expected time to receive cash flows in the senior tranches, the present value of the cash flows improves Some gains have been realized on senior tranches as payoffs exceeded amortized cost. This is similar to what happens when a loan pays off at a certain value, but had been previously charged down to an amount less than the payoff value. * Assumes other key variables, such as discount rates used to calculate the present value of cash flows remain stable compared to 4Q12.

What Happens if Things get Better? A Net Positive Impact to TCE/Share Bank & Ins. CDO Portfolio Scenario Assumptions Bank & Ins. CDO Portfolio Scenario Assumptions Bank & Ins. CDO Portfolio Scenario Assumptions Bank & Ins. CDO Portfolio Scenario Assumptions After-tax TCE per Share Impact After-tax TCE per Share Impact After-tax TCE per Share Impact After-tax TCE per Share Impact CPR Speed Spread Improves WA Spread to LIBOR From OTTI From AOCI Total Net %TCE/Share Base 10% -- 8.4% Scenario 1 13% 20% 6.7% $(0.02) $0.50 $0.49 2.2% Scenario 2 16% 40% 5.0% $(0.04) $1.07 $1.03 4.8% Scenario 3 19% 60% 3.4% $(0.07) $1.73 $1.66 7.7% * OTTI would be partially offset by securities gains from more senior tranches being paid down at par (Lockhart securities purchased at a discount) CPR Speed applied for 2013-2015 period, followed by a 3% CPR from 2016 through the maturity of the CDO (In millions)

Capital Structure Cost Savings Opportunities:
2013-2015

Capital Issue *($ in millions, except per share figures)*	Earliest Call or Maturity Date	AFTER-Tax Rate	Par Amount Out	Book Amount Out	Current Expense EPS Impact	AFTER-Tax Replace-ment Cost	Potential EPS Savings
High Cost Issues							
Series B Trust Preferred (8.0% rate)	Currently Callable @ Par	4.9%	$294	$294	$0.08	2.8%	$0.03
Series C Preferred Stock (9.5% rate)	9/15/2013 @ Par	9.5%	$798	$923	$0.41	6.5%	$0.13
Convert Sub Debt – 5.65% May 2014	5/15/2014 (maturity)	15.7%	$76	$61	$0.05	2.8% (1)	$0.04
Senior Debt – 7.75% Sep 2014	9/23/2014 (maturity)	6.6%	$500	$482	$0.17	2.8%	$0.10
Convert Sub Debt–6.0% Sep 2015	9/15/2015 (maturity)	14.0%	$194	$132	$0.10	2.8% (1)	$0.07
Convert Sub Debt–5.5% Nov 2015	11/16/2015 (maturity)	13.1%	$187	$126	$0.09	2.8% (1)	$0.06

(1) Replacement cost assumes no reduction in volume (i.e. 100% replacement); however, some reduction in volume would be consistent with our medium-term target. The Federal Reserve did not approve any reduction in perpetual preferred stock or subordinated debt in our 2013 capital plan.

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All amounts as of 1Q13; Sub debt after-tax rates are high due to the significant difference between book value and par, as well as the non-cash regular discount accretion. The table above does NOT include the effect of "accelerated" amortization expense, which occurs upon conversion.

ZIONS BANCORPORATION

Capital Structure Cost Savings Opportunities:
2013-2015

Capital Issue *($ in millions, except per share figures)*	Earliest Call or Maturity Date	AFTER-Tax Rate	Par Amount Out	Book Amount Out	Current Expense EPS Impact	AFTER-Tax Replace-ment Cost	Potential EPS Savings
Additional Select Issues Outstanding							
Series A Preferred Stock (90D L+52 floater w/ 4.0% floor)	Currently Callable @ Par	4.0%	$60	$60	$0.01	NM	NM
Sub Debt–5.65% May 2014	5/15/2014 (maturity)	3.4%	$30	$31	$0.01	2.8% (2)	NM
Sub Debt–6.0% Sep 2015	9/15/2015 (maturity)	3.5%	$42	$45	$0.01	2.8% (2)	NM
Sub Debt–5.5% Nov 2015	11/16/2015 (maturity)	3.3%	$62	$66	$0.01	2.8% (2)	NM
Senior Debt – 4.0% Jun 2016	6/20/2016 (maturity)	2.6%	$198	$191	$0.03	2.8%	NM
Senior Debt – 4.5% Mar 2017	3/27/2017 (maturity)	3.4%	$400	$384	$0.06	2.8%	NM
Series F Preferred Stock (7.9% rate)	6/15/2017 @ Par	7.9%	$144	$144	$0.06	6.5%	NM
Series G Preferred Stock (6.3% fixed rate for 10 yrs, thereafter floating at 90D L+424 bps)	3/15/2023 @ Par	6.3%	$172	$172	$0.06	6.5%	NM

(1) Assumes $600 million is replaced with non-cumulative perpetual preferred at a dividend rate of 6.5%, while the remainder is replaced with senior debt at an after-tax rate of 2.8%

(2) Replacement cost assumes no reduction in volume (i.e. 100% replacement); however, some reduction in volume would be consistent with our medium-term target

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All amounts as of 4Q12; Sub debt after-tax rates are high due to the significant difference between book value and par, as well as the non-cash regular discount accretion. The table above does NOT include the effect of "accelerated" amortization expense, which occurs upon conversion.

ZIONS BANCORPORATION